EXHIBIT 4.1


      THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSRERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH REGISTRATION IS NOT REQUIRED.



     Warrant No.                                  No. of Warrants




     Date: July 1, 2001


                      EDUCATIONAL VIDEO CONFERENCING, INC.

                        WARRANT TO PURCHASE COMMON STOCK


     From and after the date hereof and until the Expiration Date, ___________is entitled to purchase _____________fully paid and non-assessable shares of the common stock, $.0001 par value ("Common Stock"), subject to adjustment (the "Warrant Shares"), of Educational Video Conferencing, Inc. (the "Company"), at the initial exercise price per Warrant Share of $______subject to adjustment (the "Exercise Price"), upon the terms and conditions set forth in this Warrant. References herein to "Warrant" mean this instrument or a Warrant evidenced hereby, as the context requires.

     1. Stock Purchase Agreement. This Warrant is being issued pursuant to the Stock Purchase Agreement among __________________________________, dated
_________ (the Agreement), and is subject to the provisions thereof, including the Company's right of offset as set forth in ___________ of the Agreement.

     2. Registration. The Company shall maintain a register for the Warrants at its principal executive offices for the registration of the issuance and transfer of Warrants. The Company shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. Initially, the Warrants shall be registered in the name specified above.

     3. Transfer and Exchange of Warrants. Subject to compliance with applicable securities laws, any Warrant shall be transferable only upon surrender thereof at the Company's principal executive offices duly endorsed by its Holder or by such Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. In addition, this Warrant may be exchanged, at the option of the Holder thereof, for another Warrant or Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender at the Company's principal executive offices.

     4. Exercise of Warrants.

        4.1 Exercise Price and Term. Each Warrant shall entitle the Holder thereof to purchase from the Company one Warrant Share at the Exercise Price payable in full at the time of exercise of such Warrant. References herein to the Exercise Price and Warrant Shares mean as adjusted pursuant to Section 8 hereof. The Warrants may be exercised, in whole or in part, at any time or from time to time prior to 5:00 p.m., New York City time, on ______________ (the "Expiration Date"). After the Expiration Date, any unexercised Warrants shall be void and all rights of the Holder with respect thereto shall cease.

        4.2 Payment of Exercise Price. At the election of the Holder, the aggregate Exercise Price for any Warrants being exercised shall be paid in cash in the amount of the aggregate Exercise Price then in effect for the number of Warrants being exercised or, until Warrant Shares are registered for resale pursuant to Section 12: (a) in cash as aforesaid or (b) by surrender to the Company of shares of Common Stock having an aggregate Fair Market Value (as defined below) on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (c) by surrender to the Company of Warrants covering a number of Warrant Shares having an aggregate Fair Market Value, net of the applicable aggregate Exercise Price therefor, equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (d) by a combination of such methods of payment. For purposes of this Agreement, the "Fair Market Value" per share of Common Stock on a given date shall be: (i) if the Common Stock is listed on a national securities exchange or included on the Nasdaq National or Small Cap Market, the reported closing price per share, excluding after hours trading, of Common Stock on such date (or, if there was no trading on such date, on the next preceding day on which there was trading); (ii) if the Common Stock is not listed on a national securities exchange or included on the Nasdaq National or Small Cap Market , the average of the closing bid and asked quotations per share of Common Stock as reported by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization) on such date (or, if there were no quotations for the Common Stock on such date, on the next preceding day on which there were quotations) as provided by such organization; and (iii) if the Common Stock is not traded on a national securities exchange or included on the Nasdaq National or Small Cap Market and bid and asked quotations are not provided by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization), as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association.

        4.3 Exercise Procedure. Warrants may be exercised by their surrender at the Company's principal executive offices, with the Election to Purchase form attached thereto duly completed and executed, accompanied by payment of the aggregate Exercise Price for the Warrant Shares to be purchased upon such exercise. Payment for the Warrant Shares shall be made (a) if payment is to be made in cash, by a certified or bank cashier's check payable to the order of the Company or by wire transfer to an account designated by the Company, (b) if payment is to be made through a surrender of shares of Common Stock, by surrender of certificates duly endorsed for transfer (with all transfer taxes paid or provided for), and (c) if payment is to be made by a surrender of Warrants, by surrender of Warrants. Promptly after the exercise of any Warrants, upon compliance with Section 5 hereof, the Company shall issue a certificate or certificates, for the number of full Warrant Shares to which the Holder thereof is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash as provided in Section 10 of this Warrant payable in respect of fractional shares and (if applicable) a new Warrant representing all remaining unexercised Warrants. All Warrant Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and free from all liens and charges other than those created by the Holder. Upon compliance with Section 5 hereof, and applicable securities laws, certificates representing such Warrant Shares and remaining unexercised Warrants shall be issued by the Company in such names and denominations, and shall be delivered to such persons, as are specified by written instructions of the Holder.


        4.4 Record Holder. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the date upon which such Warrants were surrendered for exercise, accompanied by payment of the aggregate Exercise Price as aforesaid, irrespective of the date of issuance or delivery of such certificate for Warrant Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the aggregate Exercise Price, the transfer books for the Common Stock or any other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares or for shares of such other class of stock in respect of which such Warrants are then exercisable shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration
Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Warrant Shares or for shares of such other class of stock.

     5. Payment of Taxes. The Company shall promptly pay all documentary stamp taxes attributable to the issuance of Warrants or the issuance of Warrant Shares upon the exercise of any Warrants, except that any transfer taxes payable in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants surrendered shall be paid by such Holder and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     6. Replacement Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution therefor and upon cancellation thereof, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, together with an appropriate agreement regarding indemnification of the Company relating to the issuance of a replacement Warrant.

     7. Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issuance the number of its authorized but unissued shares of Common Stock or other stock sufficient to permit the exercise in full of the Warrants and any transfer agent for the Common Stock or other stock issuable upon the exercise of Warrants shall be directed at all times to reserve such number as shall be sufficient for such purpose. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash that may be payable as provided in
Section 10 hereof. All Warrants surrendered upon the exercise thereof shall be canceled. After the Expiration Date, no shares shall be subject to reservation in respect of any unexercised Warrants.

     8. Adjustments.

        8.1 Adjustment of Exercise Price.

            8.1.1 Initial Exercise Price. The Exercise Price, which initially will be as provided in the first paragraph of this Warrant, shall be adjusted and readjusted from time to time as provided in this Section 8.1 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.1.

            8.1.2 Issuance of Additional Shares of Common Stock. In case the Company, at any time after the date hereof, shall issue additional shares of Common Stock for no consideration in connection with a dividend, stock split or other distribution on the Common Stock (including, without limitation, any distribution of Common Stock by way of spin-off, reclassification or corporate rearrangement), then, and in each such case, the Exercise Price shall be reduced concurrently with such issuance to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

                  (a) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance, and

                  (b) the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance.

            8.1.3 Dividends and Distributions. In case the Company, at any time after the date hereof, shall pay or make a dividend or other distribution on the Common Stock (including, without limitation, any distribution of stock (other than Common Stock) or other securities, including securities that are convertible into or exchangeable or exercisable for Common Stock, property or options by way of dividend, spin-off, reclassification or corporate rearrangement) then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or other distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

                  (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value of such dividend or other distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date; provided, however, that no such reduction shall be made pursuant to this Section 8.1.3 for a dividend payable in shares of Common Stock (which is subject to Section 8.1.2) or payable in cash or other property and declared out of the earned surplus (i.e., retained earnings) of the Company (excluding any portion thereof resulting from a revaluation of property) or which is declared but is then not paid or made. For purposes of the foregoing, a dividend or distribution payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend or distribution at the time of payment as determined in good faith by the Board of Directors of the Company. If a dividend or distribution covered under this
Section 8.1.3 is declared prior to the Expiration Date but not paid by such date, the Expiration Date shall be extended until the payment thereof.

            8.1.4 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall be proportionately increased concurrently with the effectiveness of such combination or consolidation.

            8.1.5 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 8.1 would be less than $.01, such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $.01.

            8.1.6 Minimum Exercise Price. Notwithstanding anything to the contrary set forth herein, no adjustment provided for in this Section 8.1 shall reduce the Exercise Price below the par or stated value of the Common Stock and the Company shall have no obligation to change such value to permit a further reduction of the Exercise Price; provided, however, that, except in the event of any transactions of the type contemplated under Section 8.1.4 hereof, the Company agrees not to change the par or stated value of the Common Stock.

        8.2 Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 8.1, the number of Warrant Shares that the Holder of a Warrant shall be entitled to receive upon exercise thereof shall be adjusted to equal that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment of the Exercise Price by a fraction of which:

                  (a) the numerator shall be the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and

                  (b) the denominator shall be the Exercise Price in effect immediately following such adjustment of the Exercise Price.

     9. Consolidation, Merger, Sale of Assets, Reorganization, etc.

        9.1 General Provisions. In case the Company (a) shall consolidate with or merge into any other person and not be the continuing or surviving person of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock or other securities then issuable upon exercise of the Warrants shall be changed into or exchanged for cash, stock or other securities or property, or (c) shall transfer, directly or indirectly, all or substantially all its properties and assets to any other person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or other securities then issuable upon exercise of the Warrants (other than a capital reorganization or reclassification resulting in an adjustment of the Exercise Price as provided in
Section 8.1), then, and in the case of each such transaction, the Company shall make proper provision such that, upon the terms and in the manner provided in this Warrant, the Holder of each Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive, at the Exercise Price then in effect, in lieu of the Common Stock or other securities issuable upon such exercise immediately prior to such transaction, the amount of cash, stock or other securities or property to which such Holder would have been entitled if such Warrant had been exercised in full immediately prior to such transaction, subject to adjustments subsequent to such transaction as nearly equivalent as possible to the adjustments provided for in Section 8 and this
Section 9.

        9.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company shall not effect any of the transactions described in Section 9.1(a), (b), (c) or (d) unless, prior to the consummation thereof, the person (other than the Company) that may be required to deliver any cash, stock or other securities or property upon exercise of any Warrant as provided herein shall assume, by written instrument delivered to the Holder of the Warrants, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of any such transaction, such assumption shall not release the Company from any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such cash, stock or other securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 9; provided, however, that this Section 9.2 shall not be applicable to any transaction described in Section 9.1 if all such cash, stock, property or other consideration receivable upon consummation of such transaction is delivered to the Company at such time.

        9.3 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company agrees that it shall take all such reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

     10. Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of any Warrants. If any fraction of a share of Common Stock would, except for the provisions of this
Section 10, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the fair market value of one share of Common Stock on the date of exercise, as determined by the Company.

     11. Restrictions on Dispositions. The Holder acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and accordingly that the Warrants and the Warrant Shares may not be transferred except pursuant to (i) an effective registration statement under the Act or (ii) any available exemption from registration under the Act permitting such disposition and upon delivery to the Company of an opinion of counsel, reasonably satisfactory to counsel for the Company, that such exemption from registration is available. Investor agrees that the instruments representing the Warrants and the certificates representing Warrant Shares shall bear an appropriate restrictive legend to such effect and that the Company has no obligation to register the Warrants and Warrant Shares under the Act.

     12. Registration Rights.

        12.1 Piggyback Registration.

             (a) If, at any time prior to 5:00 p.m. New York City time, on June 30, 2006, the Company proposes to register any voting equity securities under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities, and the registration form to be used may be used for registration of the Warrant Shares, the Company shall give prompt written notice to the Holder of Warrants and/or Warrant Shares of its intention to effect registration and shall offer to include in such registration such number of Warrant Shares, with respect to which the Company has received written request for inclusion therein within a reasonable time after receipt of such notice from the Company, upon generally the same terms and conditions as the person or persons for whom such registration is being effected has agreed to. This Section 12.2 is not applicable to any registration statement to be filed by the Company on Forms S-4 or S-8 or any successor forms. The

Company shall not be obligated to cause to be effective any registration statement as to which it has given notice to the Holder of Warrants and/or Warrant Shares and shall have discretion to withdraw any such registration without liability to Holder of Warrants and/or Warrant Shares.

             (b) Notwithstanding the foregoing, if the managing underwriter of an underwritten offering shall determine in good faith and advise the Company in writing that the inclusion of the Warrant Shares and other securities being offered in such registration would materially and adversely affect the marketability of the offering, then the Company and the managing underwriter may reduce the number of Warrant Shares to be registered on a pro rata basis proportionate to the reduction of all other holders of securities participating in such registration pursuant to the exercise of piggyback registration rights. In such event, the Company may reduce the number of Warrant Shares to be registered to zero as long as no other securities are registered in such registration statement pursuant to an exercise of piggyback registration rights.

        12.2 Registration Procedures. If and whenever the Company is required by the provisions of this Section 12 to use its reasonable best efforts to effect the registration of any Warrant Shares under the Act, the Company will, as expeditiously as possible:

             (a) in connection with any registration pursuant to Section 12.1, prepare and file with the Securities and Exchange Commission ("Commission") a registration statement (which shall be filed as soon as practical after receipt of the requisite request from the Holder to register Warrant Shares) and use its reasonable best efforts to cause such registration statement to become and remain effective (i) in a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it, and (ii) in any other registration, until the earlier of the sale of all Warrant Shares covered thereby and 365 days after the effective date thereof.;

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 12.1(a) and comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

             (c) furnish to the seller of Warrant Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Warrant Shares covered by such registration statement;

             (d) use its reasonable best efforts to register or qualify the Warrant Shares covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified or to file any general consent to service of process;

             (e) use its reasonable best efforts to list the Warrant Shares covered by such registration statement with any securities exchange or automated quotation system, if any, on which the Common Stock of the Company is then listed;

             (f) immediately notify the seller of Warrant Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as result of which the prospectus contained in such registration statement, as then in effect, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

             (g) enter into such agreements (including an underwriting agreement, if applicable) and take all such other actions reasonably necessary in connection therewith in order to expedite and facilitate the disposition of the Warrant Shares to be registered;

             (h) whether or not the offering is underwritten and at the request of the seller of Warrant Shares, furnish: (i) such representations and warranties to such seller and the underwriters, if any, as are customary in primary underwritten offerings, (ii) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller of Warrant Shares, dated the effective date of such registration statement and in form and substance as is customarily given to underwriters in an underwritten public offering and to such other effect as reasonably may be requested by counsel for the underwriters or by such seller of Warrant Shares or its counsel and (iii) a letter dated such effective date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such seller of Warrant Shares, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

             (i) make available upon reasonable notice for inspection by the seller of Warrant Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller of Warrant Shares or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

             (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Act.

        12.3 Holder's Agreements. (a) In connection with each registration pursuant to this Section 12, the seller of Warrant Shares agrees to furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary and shall be requested by the Company in order to comply with federal and applicable state securities laws.

             (b) In connection with each registration pursuant to this Section 12 covering an underwritten public offering, the Company and the seller of Warrant Shares agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

             (c) The seller of Warrant Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 12.2(f), such seller will immediately discontinue disposition of Warrant Shares pursuant to the registration statement until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 12.2(f) hereof, and, if so directed by the Company, such seller will deliver to the Company all copies, other than permanent file copies then in such seller's possession, of the most recent prospectus covering such Warrant Shares at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which the registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 12.2(f) to the date when the Company shall make available to such seller a prospectus supplemented or amended to conform with the requirements of Section 12.2(f).

         12.4 Expenses. (a) All expenses incurred by the Company in complying with Sections 12.1, 12.2 and 12.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of counsel for the seller of Warrant Shares, but excluding any Selling Expenses, are herein referred to as "Registration Expenses." "Selling Expenses," as used herein, mean all underwriting discounts and selling commissions applicable to the sale of Warrant Shares.

             (b) The Company will pay or cause to be paid all Registration Expenses of the seller of Warrant Shares in connection with each registration statement under this Section 12. All Selling Expenses in connection with each registration statement under this Section 12 shall be borne by the seller of Warrant Shares.

        12.5 Indemnification and Contribution. As a condition of a registration of any Warrant Shares under the Act pursuant to this Section 12, the Company and the seller of Warrant Shares will enter into customary indemnification and contribution agreements relating to such registration.

     13. Dividends, Voting, Notices. Nothing contained in this Warrant shall be construed as conferring upon the Holder of Warrants as such the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter or any other rights whatsoever as stockholders of the Company.


     14. Notices. Any notice or demand required by this Warrant to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by facsimile transmission addressed as follows:

         Educational Video Conferencing, Inc.
         35 East Grassy Sprain Road, Suite 200
         Yonkers, New York 10710
         Attention: Chief Executive Officer
         Telephone: (914) 787-3500
         Fax: (914) 395-3498

Any notice or demand required by this Warrant to be given or made by the Company to or on the Holder shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

     15. Governing Law. The validity, interpretation and performance of this Warrant and of the terms and provisions hereof shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.


     16. Counterparts. This Warrant may be executed in two counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first set forth above.

                                  EDUCATIONAL VIDEO CONFERENCING, INC.



                                  By:
                                      ---------------------------------------
                                  Name:  Dr. Arol I. Buntzman
                                  Title: Chairman and Chief Executive Officer

                               FORM OF ASSIGNMENT


(To be executed by the Holder if such Holder desires to transfer Warrants.)

TO EDUCATIONAL VIDEO CONFERENCING, INC.


     FOR VALUE RECEIVED, __________________________________________ hereby sells, assigns and transfers unto ________________________ a total of __________ Warrants, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________________, to transfer such Warrants on the books of the within-named Company, with full power of substitution.

DATED:
        ----------------------------


                                          Signature
                                                    ----------------------------



Signature Guaranteed:


NOTICE:

     The signature on the foregoing assignment must correspond to the name as written upon the face of the Warrant, to which this Form of Assignment is attached, in every particular without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


(To be executed if Holder desires to exercise Warrants.)

TO EDUCATIONAL VIDEO CONFERENCING, INC.


The undersigned hereby (1) irrevocably elects to exercise _________________ Warrants represented by the Warrant registered in the undersigned's name (the "Warrant") to purchase ______________________________ shares of Common Stock issuable upon the exercise of the Warrant, (2) makes payment in full of the aggregate Exercise Price for such shares by enclosure of a certified or bank cashier's check or by wire transfer to an account designated by Educational Video Conferencing, Inc:

(Please insert social security or other
        identifying number)
                           --------------



(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by the Warrant, a new Warrant for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
       identifying number)
                          ---------------



(Please print name and address)


DATED:___________________, 20___




                                        Signature
                                                  ------------------------------

Signature Guaranteed:


NOTICE: The signature on the foregoing election to purchase must correspond to the name as written upon the face of the Warrant, to which this Form of Election to Purchase is attached, in every particular, without alteration or enlargement or any change whatsoever.